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                                                                   EXHIBIT 11.1

                         AURORA BIOSCIENCES CORPORATION

                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE


                                                                                   Period from
                                                                                   May 8, 1995
                                                                                  (inception) to           Year ended
                                                                                 December 31, 1995      December 31, 1996
                                                                                 -----------------      -----------------

Net loss ...................................................................            $ (411,727)            $(2,933,480)


Computation of common and common equivalent
 shares outstanding:
  Weighted average common shares outstanding ...............................                      0              1,710,515
  Convertible preferred stock assuming
   conversion from date of issuance ........................................                      0              6,669,412
                                                                                         ----------             ----------
                                                                                                                 8,379,927


Shares related to SAB 83 (1):
  Common stock .............................................................                994,043                994,043
  Convertible preferred stock ..............................................              1,319,804              1,319,804
  Warrants (2) .............................................................                 47,095                 47,095
  Common stock options granted (2) .........................................                519,327                519,327
                                                                                         ----------             ----------
                                                                                          2,880,269              2,880,269


Shares used in computing pro forma net loss per
 share .......................................................................            2,880,269             11,260,196
                                                                                          =========             ==========



Pro forma net loss per share .................................................           $     (.14)            $     (.26)
                                                                                         ==========             ==========

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(1) Using the treasury stock method.
(2) All warrants and common stock options were granted after March 14, 1996 and are included in this calculation as SAB 83 shares.